Exhibit 99.1

Two Bethesda Metro Center 14th Floor Bethesda, MD 20814 (301) 951-6122 (301) 654-6714 Fax Info@AmericanCapital.com www.AmericanCapital.com

FOR IMMEDIATE RELEASE

October 30, 2007

CONTACT:

John Erickson, Chief Financial Officer – (301) 951-6122

Tom McHale, Senior Vice President, Finance – (301) 951-6122

Justin Cressall, Vice President, Equity Capital Markets – (301) 951-6122

AMERICAN CAPITAL INCREASES Q4 DIVIDEND 14% TO $1.00

REPORTS $0.82 NOI AND $1.20 REALIZED EARNINGS IN Q3 2007

FORECAST 13% DIVIDEND INCREASE IN 2008 TO $4.19

Bethesda, MD – October 30, 2007 – American Capital Strategies Ltd. (NASDAQ: ACAS) announced today its fourth quarter 2007 dividend, its results for the third quarter of 2007 and a forecast of its 2008 dividend payments.

FOURTH QUARTER 2007 DIVIDEND DECLARATION

American Capital’s Board of Directors has declared a fourth quarter 2007 regular dividend of $1.00 per share to record holders as of December 7, 2007, payable on January 16, 2008. This is a $0.04 per share increase over its guidance, $0.08 per share increase over the third quarter 2007 and a 14% increase over the fourth quarter 2006 dividend of $0.88 per share. American Capital has paid or declared total 2007 dividends of $3.72 per share, which are expected to be a distribution from ordinary taxable income. This is a 12% growth over the total 2006 dividends of $3.33 per share. American Capital anticipates that its 2007 ordinary taxable income will exceed dividends paid in 2007 and will elect to pay a 4% excise tax and retain excess ordinary taxable income for future dividends.

LONG-TERM CAPITAL GAINS DIVIDEND POLICY

American Capital also announced a change to its dividend policy for net long-term capital gains. Previously, the Company retained these gains permanently by paying a 35% tax on behalf of its shareholders and treating the gains as a deemed distribution to shareholders. American Capital will now treat net long-term capital gains similarly to ordinary taxable income, making them available for the payment of dividends to shareholders. The change will not impact the tax characteristics of American Capital’s 2007 dividends because net long-term capital gains earned during the tax year ending in 2007 will not be distributed in 2007 and American Capital will pay a 4% excise tax on those gains. However, such gains will be available for the payment of dividends in 2008 and, thus, beginning in 2008, a portion of American Capital’s dividends will be from net long-term capital gains. As a result of this policy change, American Capital will likely be required to distribute more cash dividends than under the previous policy.

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American Capital

October 30, 2007

“We have had an 11% compound annual growth rate of our annual dividend over the past ten years, using our ordinary taxable income to fund this growth but not our net long-term capital gains. We believe our new long term capital gains dividend policy enhances shareholder value as the dividend will now be driven by ordinary taxable income as well as net long-term capital gains. Because the market is placing value on the size, growth and predictability of dividends (as measured by the amount of taxable earnings retained for future dividends), we expect that our shareholders will benefit from this change,” said Malon Wilkus, Chairman, President and Chief Executive Officer of American Capital. “Our change in dividend policy should allow us to increase the growth rate of our dividends and, equally important, increase the amount of taxable income we retain for future dividends, assuming we continue our historic performance of generating both growing ordinary taxable income and growing net long-term capital gains. We are currently trading at a 10% yield of our annualized fourth quarter 2007 declared dividend. If we were to trade at this same 10% annualized dividend yield at the end of 2008, based on our fourth quarter 2008 dividend guidance, we would produce a 23% total return for our shareholders, in line with our 21% annual return over the past ten years. If we were to trade to a lower yield, our total return would be driven higher.”

2008 DIVIDEND GUIDANCE

American Capital provided its initial forecast of its 2008 dividends. American Capital forecasts that both its 2008 ordinary taxable income and its 2008 net long term capital gains will exceed its 2007 amounts. Based on these forecasts, American Capital is forecasting total 2008 dividends of $4.19 per share to be paid from ordinary taxable income and net long-term capital gains earned in taxable years ending in 2007 and 2008. American Capital anticipates that its 2008 ordinary taxable income and net long-term capital gains will exceed its dividends and it will retain the excess for future dividends. The 2008 dividends per share are forecast to be in the following quarterly amounts. This represents a 13% growth over the total 2007 dividends of $3.72 per share.

$1.01 for Q1 2008, 14% increase over Q1 2007;

$1.03 for Q2 2008, 13% increase over Q2 2007;

$1.05 for Q3 2008, 14% increase over Q3 2007; and

$1.10 for Q4 2008, 10% increase over Q4 2007.

THIRD QUARTER 2007 RESULTS

American Capital also announced that for the third quarter of 2007, net operating income (“NOI”) (earnings less appreciation, depreciation, gains and loss) increased 5% to $0.82 per basic share from $0.78 per basic share for the third quarter of 2006. Earnings less appreciation and depreciation (“Realized Earnings”) increased 5% to $1.20 per basic share for the third quarter, compared to $1.14 per basic share for the third quarter of 2006. The last twelve months Realized Earnings return on equity totals 16%.

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American Capital

October 30, 2007

Earnings for the third quarter of 2007 decreased 84% to $21 million, compared to $132 million for the third quarter of 2006. Earnings per basic share for the quarter decreased 88% to $0.11 compared to $0.93 for the third quarter of 2006. The last twelve months earnings return on equity totals 24%.

For the quarter, net depreciation totaled $203 million, offset by $71 million of net realized gains, totaling $(132) million, compared to $22 million for the third quarter of 2006. The primary components of the $203 million of net depreciation were $84 million of reversal of prior appreciation associated with realized gains, $54 million of net depreciation of CMBS and CDO investments and $55 million of net depreciation associated with interest rate swaps that are generally required by American Capital’s loan agreements and asset securitizations. American Capital’s investment in European Capital appreciated $2 million, composed of $49 million of depreciation (based on the trading price of its stock plus a control premium), offset by $51 million of foreign currency translation appreciation. Investments in American Capital One-Stop Buyouts™, sponsored finance and direct investments depreciated $10 million, composed of $161 of appreciation and $171 million of depreciation.

“We are pleased with our third quarter performance, particularly compared to many other financial institutions. Our outstanding realized earnings has allowed us to both retain more taxable income for future dividends and increase our dividend growth rate,” said Malon Wilkus, American Capital Chairman, President and CEO. “In addition, we are now receiving higher rates of return in many new investments, which should increase our net operating income. In fact, the yield on our debt investments increased by 40 basis points from the end of the second quarter to the end of the third quarter. However, the same economic environment that causes yields to increase caused us to depreciate some of our assets like many other firms in our industry. Finally, as we’ve said before, this is a great time to be levered less than 1:1 debt to equity.”

As previously announced, third quarter 2007 dividends were $0.92 per share, an 11% growth over the third quarter 2006 dividends of $0.83 per share. For the quarter, American Capital’s dividend payout ratio was 77% of Realized Earnings of $1.20 per basic share. For the latest twelve months ended September 30, 2007, the dividend payout ratio was 78% of Realized Earnings. For the last three years ended September 30, 2007, the dividend payout ratio was 79% of Realized Earnings. American Capital’s net asset value (“NAV”) per share at September 30, 2007 was $34.92, an increase of $6.96 or 25% over the September 30, 2006 NAV per share of $27.96. The September 30, 2007 NAV was $0.62 per share less than the end of the prior quarter.

“Our portfolio continues to perform well, though three of our portfolio companies that are exposed to the housing and construction industry depreciated in value and were placed on non-accrual during the quarter,” said American Capital Chief Financial Officer John Erickson. “We believe, based on our quarterly valuations, that the fundamental performance of our portfolio remains solid with revenues and EBITDA up during the third quarter over last year. Our portfolio of American Capital One-Stop Buyouts™, sponsored finance and direct investments held steady in value, and we realized $70 million in net gains

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American Capital

October 30, 2007

from our portfolio in the third quarter. In addition to that performance, the sale of 17% of each of our 80 equity investments in portfolio companies to American Capital Equity II in October 2007 further demonstrates the quality and performance of our portfolio.”

In the third quarter of 2007, American Capital invested $1.4 billion of capital and received $1.5 billion of proceeds from realizations of portfolio investments. In addition, American Capital funds under management invested an additional $0.7 billion, for a total of $2.1 billion of new investments in the third quarter of 2007.

The weighted average effective interest rate on American Capital’s total investments in debt securities at September 30, 2007 was 12.2%, 40 basis points higher than at June 30, 2007. Loans totaling $309 million, with a fair value of $85 million, were on non-accrual. Delinquent and non-accruing loans to 21 portfolio companies totaled $319 million, or 5.5% of total loans at September 30, 2007, compared to $184 million, or 4.2% of total loans at September 30, 2006. The $85 million fair value of non-accruing loans represented 1.5% of total loans at fair value at September 30, 2007, compared to the $63 million fair value of non-accruing loans representing 1.5% of total loans at fair value at September 30, 2006.

“We have successfully increased our yields on debt investments during the third quarter of 2007 in response to the disruption of the credit markets. That, together with the sale of a large portion of our lower yielding real estate assets through a commercial real estate CDO caused our average effective interest rate to increase by 40 basis points above the level at the end of the second quarter of 2007,” said Ira Wagner, American Capital Chief Operating Officer. “Our One-Stop Buyouts™ have become even more important to sellers of companies in this uncertain financing environment. And, our one-stop financing capability is in great demand from other private equity sponsors, as sellers scrutinize a bidder’s ability to close a transaction. We have closed some transactions where we were not the highest bidder but our ability to close with certainty placed us ahead of the competition. Further, though investment opportunities in the third quarter of 2007 declined from the second quarter of 2007, they grew 14% over the third quarter of 2006. Our closing ratio of 1.2% of the 1,115 investment opportunities that we reviewed in the third quarter of 2007 continues to demonstrate our selectivity in finding outstanding portfolio companies.”

2007 GUIDANCE UPDATE

American Capital announces that it is updating its 2007 guidance. The following guidance assumes the economic and capital market environment throughout the remainder of 2007 remains substantially the same as current market conditions.

American Capital forecasts 14% to 20% growth in NAV from December 31, 2006, totaling $4.08 to $6.00 growth, to a value in the range of $33.50 to $35.42 per share by December 31, 2007. American Capital forecasts that it will have between $17 billion and $19 billion of alternative assets under management by year end, of which $5 billion to $6 billion will be in funds managed by American Capital; the balance will be on American Capital’s balance sheet. In addition, American Capital forecasts $0.79 to $0.84 in NOI per basic share in the fourth quarter of 2007.

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American Capital

October 30, 2007

“During the third quarter of 2007, our conservative balance sheet and capital markets creditability allowed us to raise $1.7 billion of financing, during a time when access to capital was closed to many financial institutions. We raised net proceeds of $402 million through a CDO that purchased a portion of our CMBS portfolio. We issued our first unsecured BBB rated public debt, totaling $550 million. We finalized our $338 million tenth term debt securitization and raised $380 million of equity,” said Tom McHale, American Capital Senior Vice President of Finance. “While we have experienced depreciation on our CMBS portfolio, we only have 4% of our portfolio in CMBS investments and more importantly, there have been no losses on commercial real estate loans underlying those investments. Three percent of our portfolio assets are in CDOs, which have produced a 16% IRR since our initial investments. Through our CDOs, we have very little exposure to residential mortgages. And, our equity investments in portfolio companies have produced a superb 33% IRR since our IPO. We are very well capitalized and have a portfolio that is performing in a market where opportunities have just become far more profitable.”

Since its August 1997 IPO through the third quarter of 2007, American Capital has earned a 16% compounded annual return, including interest, dividends, fees and net gains, on 215 realizations of senior debt, subordinated debt and equity investments, totaling $8 billion of invested capital. These realizations represent 42% of all amounts invested by American Capital since its August 1997 IPO. Proceeds from these realizations exceeded the total associated prior quarter valuation of the investments by 1%. American Capital earned a 30% compounded annual return on the exit of its equity investments, including dividends, fees and net gains.

SIXTH FUND UNDER MANAGEMENT RAISED IN OCTOBER

On October 1, 2007, American Capital raised its sixth third-party fund under management, American Capital Equity II LP (“ACE II”), a $585 million private equity fund, increasing American Capital’s third-party funds under management to approximately $5.5 billion or 34% of its aggregate assets under management. American Capital, LLC will manage the fund for a 2% annual management fee on the cost basis of the assets of the fund and a 10% to 30% participation in the net profits of the fund, subject to certain hurdles. American Capital sold 17% of each of its equity investments in 80 portfolio companies to ACE II for an aggregate purchase price of $488 million, subject to adjustment on December 31, 2007. The remaining $97 million commitment will be used to fund follow-on investments in the 80 portfolio companies. AIG Investments, the asset management arm of American International Group, Inc. (AIG), led the investor group including Landmark Partners, Paul Capital Partners, Lehman Brothers Secondary Opportunities Fund and SVG Advisers Limited. American Capital is not an investor in ACE II. It is anticipated that this new fund under management will increase American Capital, LLC’s revenues by approximately $10 million in the first full year of the agreement.

THIRD PARTY VALUATION OF PORTFOLIO INVESTMENTS

American Capital’s Board of Directors is responsible for determining the fair value of American Capital’s portfolio investments on a quarterly basis. In that regard, the board retains Houlihan Lokey Howard & Zukin Financial Advisors Inc. (“Houlihan Lokey”) to

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American Capital

October 30, 2007

assist it by having Houlihan Lokey regularly review a designated percentage of fair value determinations. Houlihan Lokey is a leading valuation firm in the U.S., engaged in approximately 1,000 valuation assignments per year for clients worldwide. Each quarter, Houlihan Lokey reviews American Capital’s determination of the fair value of its portfolio company investments that have been portfolio companies for at least one year and that have a fair value in excess of $25 million. In the third quarter of 2007, Houlihan Lokey reviewed valuations of 23 portfolio company investments having an aggregate $2.6 billion in fair value as of the period end. Over the last four quarters, Houlihan Lokey has reviewed 77 portfolio companies totaling $6.1 billion in fair value as of their respective valuation dates. In addition, Houlihan Lokey representatives attend American Capital’s quarterly valuation meetings and provide periodic reports and recommendations to the Audit and Compliance Committee of the Board of Directors.

For those portfolio company investments that Houlihan Lokey has reviewed during each applicable period, using the scope of review set forth by American Capital’s Board of Directors, the Board has made a fair value determination that is within the aggregate range of fair value for such investments as determined by Houlihan Lokey.

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Financial highlights for the quarter are as follows:

AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED BALANCE SHEETS

As of September 30, 2007, December 31, 2006 and September 30, 2006

(in millions)

	Q3	Q4	Q3 2007 Versus Q4 2006		Q3	Q3 2007 Versus Q2 2006
	2007	2006	$	%	2006	$	%
	(unaudited)				(unaudited)
Assets
Investments at fair value (cost of $10,310, $7,781 and $7,384 respectively)	$10,974	$8,076	$2,898	36%	$7,535	$3,439	46%
Cash and cash equivalents	92	77	15	19%	34	58	171%
Restricted cash	124	233	(109)	-47%	124	—	0%
Interest receivable	67	44	23	52%	44	23	52%
Other	212	179	33	18%	118	94	80%

Total assets	$11,469	$8,609	$2,860	33%	$7,855	$3,614	46%

Liabilities and Shareholders’ Equity
Debt	$4,547	$3,926	$621	16%	$3,604	$943	26%
Derivative agreements	26	13	13	100%	14	12	86%
Accrued dividends payable	172	130	42	32%	118	54	46%
Other	166	198	(32)	-16%	100	66	66%

Total liabilities	4,911	4,267	644	15%	3,836	1,075	28%

Commitments and contingencies
Shareholders’ equity:
Undesignated preferred stock, $0.01 par value, 5.0 shares authorized, 0 issued and outstanding	—	—	—	0%	—	—	0%
Common stock, $0.01 par value, 1,000.0 shares authorized, 192.4, 151.6 and 147.1 issued and 187.8, 147.6 and 143.8 outstanding, respectively	2	1	1	100%	1	1	100%
Capital in excess of par value	5,711	3,980	1,731	43%	3,813	1,898	50%
Notes receivable from sale of common stock	(7)	(7)	—	0%	(7)	—	0%
Undistributed net realized earnings	219	88	131	149%	76	143	188%
Net unrealized appreciation of investments	633	280	353	126%	136	497	365%

Total shareholders’ equity	6,558	4,342	2,216	51%	4,019	2,539	63%

Total liabilities and shareholders’ equity	$11,469	$8,609	$2,860	33%	$7,855	$3,614	46%

AMERICAN CAPITAL STRATEGIES, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

Three and Nine Months Ended September 30, 2007 and 2006

(in millions, except per share data)

(unaudited)

	Three Months Ended September 30,		Three Months Ended September 30, 2007 Versus 2006		Nine Months Ended September 30,		Nine Months Ended September 30, 2007 Versus 2006
	2007	2006	$	%	2007	2006	$	%
OPERATING INCOME:
Investing operating income (1)	$266	$185	$81	44%	$697	$481	$216	45%
Asset management and advisory operating income (2)	44	46	(2)	-4%	189	135	54	40%

Total operating income	310	231	79	34%	886	616	270	44%

OPERATING EXPENSES:
Interest	79	55	24	44%	214	132	82	62%
Salaries, benefits and stock-based compensation	59	41	18	44%	177	103	74	72%
General and administrative	25	19	6	32%	72	51	21	41%

Total operating expenses	163	115	48	42%	463	286	177	62%

OPERATING INCOME BEFORE INCOME TAXES	147	116	31	27%	423	330	93	28%

Benefit (provision) for income taxes	6	(6)	12	NM	(3)	(18)	15	83%

NET OPERATING INCOME	153	110	43	39%	420	312	108	35%

Net realized gain on investments
Portfolio company investments	70	46	24	52%	157	107	50	47%
Taxes on realized gains	(4)	—	(4)	100%	(4)	—	(4)	100%
Derivative agreements	5	6	(1)	-17%	17	11	6	55%

Total net realized gain	71	52	19	37%	170	118	52	44%

REALIZED EARNINGS	224	162	62	38%	590	430	160	37%

Net unrealized appreciation (depreciation) of investments
Portfolio company investments	(197)	(3)	(194)	-6,467%	317	148	169	114%
Foreign currency translation	49	15	34	227%	61	14	47	336%
Derivative agreements	(55)	(42)	(13)	-31%	(25)	(9)	(16)	-178%

Total net unrealized appreciation (depreciation)	(203)	(30)	(173)	-577%	353	153	200	131%

INCREASE IN NET ASSETS RESULTING FROM OPERATIONS BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	21	132	(111)	-84%	943	583	360	62%
Cumulative effect of accounting change, net of tax	—	—	—	0%	—	1	(1)	-100%

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS (“EARNINGS”)	$21	$132	$(111)	-84%	$943	$584	$359	61%

NET OPERATING INCOME PER COMMON SHARE*:
Basic	$0.82	$0.78	$0.04	5%	$2.50	$2.37	$0.13	5%
Diluted	$0.81	$0.77	$0.04	5%	$2.45	$2.35	$0.10	4%

REALIZED EARNINGS PER COMMON SHARE*:
Basic	$1.20	$1.14	$0.06	5%	$3.51	$3.26	$0.25	8%
Diluted	$1.18	$1.13	$0.05	4%	$3.44	$3.23	$0.21	7%

EARNINGS PER COMMON SHARE*:
Basic	$0.11	$0.93	$(0.82)	-88%	$5.60	$4.44	$1.16	26%
Diluted	$0.11	$0.92	$(0.81)	-88%	$5.50	$4.39	$1.11	25%
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	186.8	141.6	45.2	32%	168.3	131.7	36.6	28%
Diluted	189.3	143.3	46.0	32%	171.4	132.9	38.5	29%

DIVIDENDS DECLARED PER COMMON SHARE	$0.92	$0.83	$0.09	11%	$2.72	$2.45	$0.27	11%

NM = Not meaningful.

*	May not recalculate due to rounding.
(1)	The investing operating income consists of interest, dividends, prepayment fees and other investment fee income.
(2)	The asset management and advisory operating income consists primarily of asset management fees and reimbursements, dividends from portfolio company fund managers, transaction structuring fees, equity and loan financing fees, portfolio company management and administrative fees and other fee income.

AMERICAN CAPITAL STRATEGIES, LTD.

OTHER FINANCIAL INFORMATION

Three Months Ended September 30, 2007, December 31, 2006 and September 30, 2006

(in millions, except per share data)

(unaudited)

	Q3		Q4		Q3 2007 Versus Q4 2006		Q3		Q3 2007 Versus Q3 2006
	2007		2006		$	%	2006		$	%
Assets Under Management:
American Capital Assets at Fair Value (2)	$11,469		$8,609		$2,860	33%	$7,855		$3,614	46%
Externally Managed Assets at Fair Value (3)	5,080		2,708		2,372	88%	1,326		3,754	283%

Total	$16,549		$11,317		$5,232	46%	$9,181		$7,368	80%

Capital Resources Under Management:
American Capital Assets at Fair Value plus Available Capital Resources (2)	$13,439		$9,197		$4,242	46%	$8,706		$4,733	54%
Externally Managed Assets at Fair Value plus Available Capital Resources (3)	5,414		3,111		2,303	74%	1,515		3,899	257%

Total	$18,853		$12,308		$6,545	53%	$10,221		$8,632	84%

New Investments:
Senior Debt	$468		$1,050		$(582)	-55%	$473		$(5)	-1%
Subordinated Debt	143		196		(53)	-27%	408		(265)	-65%
Preferred Equity	291		146		145	99%	199		92	46%
Common Equity	100		43		57	133%	21		79	376%
Common Equity warrants	1		7		(6)	-86%	41		(40)	-98%
CMBS Investments	384		155		229	148%	42		342	814%
CDO/CLO Investments	14		63		(49)	-78%	23		(9)	-39%

Total	$1,401		$1,660		$(259)	-16%	$1,207		$194	16%

American Capital Sponsored Buyouts	$586		$360		$226	63%	$533		$53	10%
Financing for Private Equity Buyouts	231		716		(485)	-68%	202		29	14%
Investments in Managed Funds (5)	221		—		221	100%	—		221	100%
Direct Investments	74		153		(79)	-52%	92		(18)	-20%
CMBS Investments (5)	169		155		14	9%	42		127	302%
CDO/CLO Investments	14		63		(49)	-78%	24		(10)	-42%
Add-on Financing for Acquisitions	11		95		(84)	-88%	108		(97)	-90%
Add-on Financing for Recapitalizations	34		105		(71)	-68%	187		(153)	-82%
Add-on Financing for Growth	1		—		1	100%	—		1	100%
Add-on Financing for Working Capital in Distressed Situations	8		5		3	60%	14		(6)	-43%
Add-on Financing for Working Capital	52		8		44	550%	5		47	940%

Total	$1,401		$1,660		$(259)	-16%	$1,207		$194	16%

Realizations (1):
Scheduled Principal Amortization	$18		$15		$3	20%	$21		$(3)	-14%
Senior Loan Syndications	648		266		382	144%	81		567	700%
Principal Prepayments	309		437		(128)	-29%	448		(139)	-31%
Payment of Accrued Payment-in-kind Interest and Dividends and Original Issue Discount	11		17		(6)	-35%	44		(33)	-75%
Sale of CMBS Securities	402		—		402	100%	—		402	100%
Sale of Equity Investments	110		746		(636)	-85%	217		(107)	-49%

Total	$1,498		$1,481		$17	1%	$811		$687	85%

Appreciation, Depreciation, Gains and Losses:
Gross Realized Gains	$98		$116		$(18)	-16%	$149		$(51)	-34%
Gross Realized Losses	(28)		(48)		20	42%	(102)		74	73%

Portfolio Net Realized Gains	70		68		2	3%	47		23	49%
Taxes on Realized Gains	(4)		(17)		13	76%	—		(4)	0%
Net Realized Gains from Interest Rate Derivatives	5		4		1	25%	5		—	0%

Net Realized Gains	71		55		16	29%	52		19	37%

Gross Unrealized Appreciation at 39, 52 and 37 Portfolio Companies	172		306		(134)	-44%	135		37	27%
Gross Unrealized Depreciation at 47, 32 and 28 Portfolio Companies	(285)		(114)		(171)	150%	(123)		(162)	-132%

Current Portfolio Net Unrealized Appreciation (Depreciation)	(113)		192		(305)	NM	12		(125)	NM
Net Depreciation from the Recognition of Net Realized Gains	(84)		(64)		(20)	-31%	(15)		(69)	-460%
Net Unrealized Appreciation for Foreign Currency Translation	49		18		31	172%	15		34	227%
Interest Rate Derivatives, net	(55)		(2)		(53)	2,650%	(42)		(13)	-31%

Net Unrealized Appreciation	(203)		144		(347)	NM	(30)		(173)	-577%

Net Gains, Losses, Appreciation and Depreciation	$(132)		$199		$(331)	NM	$22		$(154)	NM

Other Financial Data:
Net Asset Value per Share	$34.92		$29.42		$5.50	19%	$27.96		$6.96	25%
Market Capitalization	$8,026		$6,829		$1,197	18%	$5,675		$2,351	41%
Total Enterprise Value	$12,481		$10,678		$1,803	17%	$9,244		$3,237	35%
Credit Quality:
Weighted Average Effective Interest Rate on Debt Investments at Period End	12.2%		12.3%				12.6%
Loans on Non-Accrual at Face	$309		$183		$126	69%	$164		$145	88%
Loans on Non-Accrual at Fair Value	$85		$54		$31	57%	$63		$22	35%
Past Due Loans at Face	$10		$12		$(2)	-17%	$20		$(10)	-50%
Past Due and Non-Accrual Loans at Face as a Percentage of Total Loans at Face	5.5%		4.0%				4.2%
Non-Accrual Loans at Fair Value as a Percentage of Total Loans at Fair Value	1.5%		1.4%				1.5%
Number of Portfolio Companies on Non-Accrual and Past Due	21		14				11
Debt to Equity Conversions at Face Value	$—		$—		$—	0%	$68
Return on Equity:
LTM Net Operating Income Return on Average Equity at Cost	11.1%		12.0%				12.5%
LTM Realized Earnings Return on Average Equity at Cost	15.8%		16.9%				16.3%
LTM Earnings Return on Average Equity	24.0%		24.6%				20.2%
Current Quarter Net Operating Income Return on Average Equity at Cost Annualized	10.6%		11.4%				11.7%
Current Quarter Realized Earnings Return on Average Equity at Cost Annualized	18.7%		17.0%				17.1%
Current Quarter Earnings Return on Average Equity Annualized	1.6%		29.9%				13.4%
Dividends:
Dividend Coverage (Realized Earnings per Basic Share/Dividend per Share)(4)	1.30	x	1.32	x			1.37	x
Dividend Payout Ratio (Dividend per Share/Realized Earnings per Basic Share)(4)	0.77	x	0.76	x			0.73	x
LTM Dividend Coverage (Realized Earnings per Basic Share/Dividend per Share)(4)	1.29	x	1.33	x			1.26	x
LTM Dividend Payout Ratio (Dividend per Share/Realized Earnings per Basic Share)(4)	0.78	x	0.75	x			0.79	x

NM = Not meaningful

(1)	Excludes Repayments of European Capital Limited Bridge Loans.
(2)	Includes American Capital's investment in its externally managed funds.
(3)	Includes European Capital, American Capital Equity I, American Capital CLO 2007-1, American Capital CLO 2007-2 and American Capital CRE CDO
(4)	American Capital elected to retain net long-term capital gains for the tax year ended September 30, 2006 and pay a federal tax on behalf of its shareholders. The taxes paid by American Capital are included in its Realized Earnings per Basic Share in the fourth quarter of 2006. For income tax purposes, the net long-term capital gains is treated as a deemed distribution to American Capital's shareholders, but is not included in the Dividends per Share.
(5)	Investment in ACAS CRE CDO is included in investments in Managed Funds.

American Capital

October 30, 2007

	Static Pool
Portfolio Statistics (1) ($ in millions, unaudited)	Pre-1999	1999	2000	2001	2002	2003	2004	2005	2006	2007	Pre-1999 - 2007 Aggregate	2002 - 2007 Aggregate
Internal Rate of Return-All Investments (2)	7.5%	9.0%	7.5%	19.1%	10.0%	22.0%	17.5%	30.3%	19.0%	12.6%	17.5%	20.5%
Internal Rate of Return-Equity Investments Only(2)(10)	23.6%	-23.9%	10.0%	46.8%	15.4%	32.5%	29.2%	53.3%	31.0%	34.5%	33.2%	37.4%
Internal Rate of Return-Equity Investments Only(2)(10)(11)	23.6%	-23.9%	10.0%	46.8%	15.4%	32.5%	29.2%	29.7%	31.0%	34.5%	26.3%	28.8%
Original Investments and Commitments	$393	$380	$284	$372	$957	$1,432	$2,257	$3,845	$4,780	$4,829	$19,529	$18,100
Total Exits and Prepayments of Original Investments	$284	$269	$284	$286	$602	$1,023	$1,340	$1,454	$1,894	$704	$8,140	$7,017
Total Interest, Dividends and Fees Collected	$153	$145	$105	$148	$281	$336	$455	$585	$450	$165	$2,823	$2,272
Total Net Realized (Loss) Gain on Investments	$(32)	$(44)	$(40)	$25	$(13)	$134	$121	$148	$81	$(8)	$372	$463
Current Cost of Investments	$112	$38	$—	$56	$324	$364	$895	$2,313	$2,639	$3,567	$10,308	$10,102
Current Fair Value of Investments	$65	$21	$—	$20	$252	$418	$877	$3,055	$2,729	$3,529	$10,966	$10,860
Net Unrealized Appreciation/(Depreciation)	$(47)	$(17)	$—	$(36)	$(72)	$54	$(18)	$742	$90	$(38)	$658	$758
Non-Accruing Loans at Face	$47	$12	$—	$15	$52	$29	$46	$89	$19	$—	$309	$235
Non-Accruing Loans at Fair Value	$4	$4	$—	$4	$3	$16	$23	$20	$11	$—	$85	$73
Equity Interest at Fair Value(9)	$50	$8	$—	$—	$52	$176	$183	$2,173	$899	$1,221	$4,762	$4,704
Debt to EBITDA (3)(4)(5)	NM	2.4	—	5.7	4.2	5.7	5.3	4.8	5.5	6.4	5.6	5.6
Interest Coverage (3)(5)	NM	2.0	—	2.1	2.1	1.6	1.7	2.3	2.0	2.0	2.0	2.0
Debt Service Coverage (3)(5)	NM	1.9	—	1.8	1.3	1.4	1.4	1.7	2.0	1.8	1.7	1.7
Average Age of Companies (5)	67 yrs	55 yrs	—	23 yrs	38 yrs	37 yrs	38 yrs	21 yrs	29 yrs	25 yrs	28 yrs	28 yrs
Ownership Percentage (9)	64%	65%	0%	58%	49%	59%	31%	60%	38%	44%	47%	47%
Average Sales (5)(6)	$193	$23	$—	$81	$68	$157	$105	$103	$122	$229	$151	$151
Average EBITDA (5)(7)	$12	$3	$—	$3	$13	$29	$22	$34	$26	$39	$31	$32
Average EBITDA Margin (5)	6.2%	13%	0%	3.7%	19.1%	18.5%	21.0%	33.0%	21.3%	17.0%	20.5%	21.2%
Total Sales (5)(6)	$480	$84	$—	$626	$390	$1,561	$2,210	$3,194	$5,169	$9,160	$22,874	$21,684
Total EBITDA (5)(7)	$19	$8	$—	$20	$58	$229	$381	$568	$997	$1,761	$4,041	$3,994
% of Senior Loans (5)(8)	96%	0%	0%	29%	63%	61%	53%	46%	45%	72%	56%	56%
% of Loans with Lien (5)(8)	100%	61%	0%	100%	100%	100%	87%	78%	83%	95%	88%	88%

NM = Not meaningful

(1)	Static pool classification is based on the year the initial investment was made. Subsequent add-on investments are included in the static pool year of the original investment. Investments in government securities and interest rate derivative agreements are excluded.
(2)	Assumes investments are exited at current fair value.
(3)	These amounts do not include investments in which the Company owns only equity.
(4)	For portfolio companies with a nominal EBITDA amount, the portfolio company’s maximum debt leverage is limited to 15 times EBITDA.
(5)	Excludes investments in commercial mortgage backed securities, collateralized debt obligations, and European Capital Limited.
(6)	Sales of the most recent twelve months, or when appropriate, the forecasted twelve months.
(7)	EBITDA of the most recent twelve months, or when appropriate, the forecasted twelve months.
(8)	As a percentage of our total debt investments.
(9)	Excludes investments in commercial mortgage backed securities and collateralized debt obligations.
(10)	Excludes equity investments that are the result of conversions of debt and warrants received with the issuance of debt.
(11)	Excluded investment in American Capital, LLC.

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American Capital

October 30, 2007

ADDITIONAL DIVIDEND INFORMATION

American Capital must make certain distributions of its taxable income in order to maintain its tax status as a regulated investment company. Investors can refer to American Capital’s most recent report on Form 10-K for more information about its tax status. Taxable income differs from GAAP income because of both temporary and permanent differences in income and expense recognition. For example, changes in appreciation and depreciation of portfolio investments have no impact on American Capital’s taxable income. American Capital reports the anticipated tax characteristics of each dividend when announced, while the actual tax characteristics of each year’s dividends are reported annually to shareholders on Form 1099DIV. The 2007 declared dividend to-date, totaling $3.72 per share, is anticipated to be a distribution of ordinary taxable income. The net long-term capital gains in the 2007 tax year totaling $142 million will be distributed to shareholders as a part of the dividends paid in 2008.

DIVIDEND REINVESTMENT PLAN (DRIP)

In appreciation of the loyal support of our shareholders, American Capital’s Dividend Reinvestment Plan grants a 2% discount to the market price for reinvested dividends. Brokerages that have confirmed participation in the DRIP include:

A.G. Edwards

Citigroup-Smith Barney

Fidelity

Merrill Lynch

Morgan Keegan

RBC Dain Rauscher

UBS Financial

Wachovia Securities

Wedbush Morgan

A summary of American Capital’s dividend history and forecast follows. For further dividend history, please visit our website at www.ACAS.com. For more information regarding the DRIP, please visit our website or call our Investor Relations Department at (301) 951-6122.

AMERICAN CAPITAL’S DIVIDEND HISTORY $26.16 DECLARED SINCE AUGUST 1997 IPO AT $15.00 PER SHARE
Year/Quarter	Regular Dividend	% Change of Regular Dividend Over Prior Year	Additional Dividend	Total	% Change of Total Dividend Over Prior Year
Total 1997 to Q4 2007 Declared				$26.16

2008	$4.19	13%	Not Planned	$4.19	13%
Q4 Forecast	$1.10	10%
Q3 Forecast	$1.05	14%
Q2 Forecast	$1.03	13%
Q1 Forecast	$1.01	14%

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American Capital

October 30, 2007

2007	$3.72	12%	Not Planned	$3.72	12%
Q4 Declared	$1.00	14%
Q3	$0.92	11%
Q2	$0.91	11%
Q1	$0.89	11%

2006	$3.33	9%	$0.00	$3.33	8%
Q4	$0.88	11%
Q3	$0.83	6%
Q2	$0.82	9%
Q1	$0.80	10%

2005	$3.05	7%	$0.03	$3.08	6%
Q4	$0.79	8%
Q3	$0.78	8%
Q2	$0.75	7%
Q1	$0.73	4%

2004	$2.85	4%	$0.06	$2.91	4%
Q4	$0.73	6%
Q3	$0.72	4%
Q2	$0.70	3%
Q1	$0.70	4%

2003	$2.73	7%	$0.06	$2.79	9%
Q4	$0.69	3%
Q3	$0.69	5%
Q2	$0.68	8%
Q1	$0.67	14%

2002	$2.55	15%	$0.02	$2.57	12%
Q4	$0.67	18%
Q3	$0.66	18%
Q2	$0.63	15%
Q1	$0.59	11%

2001	$2.21	13%	$0.09	$2.30	6%
Q4	$0.57	10%
Q3	$0.56	14%

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American Capital

October 30, 2007

Q2	$0.55	12%
Q1	$0.53	18%

2000	$1.95	14%	$0.22	$2.17	25%
Q4	$0.52	18%
Q3	$0.49	14%
Q2	$0.49	14%
Q1	$0.45	10%

1999	$1.71	39%	$0.03	$1.74	30%
Q4	$0.44	19%
Q3	$0.43	34%
Q2	$0.43	48%
Q1	$0.41	64%

1998	$1.23	N/A	$0.11	$1.34
Q4	$0.37	76%
Q3	$0.32	N/A
Q2	$0.29	N/A
Q1	$0.25	N/A

1997 Q4	$0.21			$0.21
Total Declared				$26.16

SHAREHOLDER CALL

American Capital invites shareholders, prospective shareholders and analysts to attend the American Capital Shareholder Call on Wednesday, October 31, 2007 at 11:00 am ET. The dial in number will be (888) 428-4480. International callers should dial +1 (651) 291-5254. Please advise the operator you are dialing in for the American Capital Shareholder Call. Shareholder presentations, webcasts and audio recordings can be found in the Investor Relations section of our website at www.ACAS.com.

BEFORE THE CALL:

REVIEW THE SLIDE PRESENTATION IN ADVANCE OF THE SHAREHOLDER CALL

The quarterly shareholder presentation includes a slide presentation to accompany the call that participants may download and print prior to the call. You may wish to take the time to review the slides in advance of the Shareholder Call.

DURING THE CALL:

VIEW STREAMING SLIDE PRESENTATION DURING THE SHAREHOLDER CALL

During the Shareholder Call you may watch and listen to the webcast or listen to the Shareholder Call by phone and step through the slides at your own pace.

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American Capital

October 30, 2007

AFTER THE CALL:

LISTEN AND VIEW AUDIO SLIDE PRESENTATION AFTER THE CALL

The audio of the Shareholder Call combined with the slide presentation will be made available on our website after the call on October 31. An archive of our audio and slide presentations of our quarterly shareholder calls can be found in the Investor Relations section of our website at www.ACAS.com.

AUDIO ONLY PRESENTATION AVAILABLE AFTER THE SHAREHOLDER CALL:

There will be a phone recording available from 9:30 pm Wednesday, October 31 until 11:59 pm Wednesday, November 14. If you are interested in hearing the recording of the presentation, please dial (800) 475-6701. International callers may dial +1 (320) 365-3844. The access code for both domestic and international callers is 889559.

For further information or questions, please do not hesitate to call our Investor Relations Department at (301) 951-6122.

ABOUT AMERICAN CAPITAL

American Capital is the only alternative asset management company in the S&P 500. With $19 billion in capital resources under management, American Capital is the largest U.S. publicly traded private equity fund and one of the largest publicly traded alternative asset managers. American Capital, both directly and through its global asset management business, is an investor in management and employee buyouts, private equity buyouts, and early stage and mature private and public companies. American Capital provides senior debt, mezzanine debt and equity to fund growth, acquisitions, recapitalizations and securitizations. American Capital and its affiliates invest from $5 million to $800 million per company in North America and €5 million to €500 million per company in Europe.

As of September 30, 2007, American Capital shareholders have enjoyed a total return of 596% since the Company’s IPO—an annualized return of 21%, assuming reinvestment of dividends. American Capital has paid a total of $1.9 billion in dividends and paid or declared $26.16 dividends per share since its August 1997 IPO at $15 per share.

Companies interested in learning more about American Capital’s flexible financing should contact Mark Opel, Senior Vice President, Business Development, at (800) 248-9340, or visit www.AmericanCapital.com or www.EuropeanCapital.com.

Persons considering an investment in American Capital should consider the investment objectives, risks and charges and expenses of the Company carefully before investing. Such information and other information about the Company is available in the Company’s annual report on Form 10-K, quarterly report on Form 10-Q and in the prospectuses the Company issues from time to time in connection with its offering of securities. Such materials are filed with the Securities and Exchange Commission and copies are available on the SEC’s website, www.sec.gov. Prospective investors should read such materials carefully before investing.

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American Capital

October 30, 2007

Performance data quoted above represents past performance of American Capital. Past performance does not guarantee future results and the investment return and principal value of an investment in American Capital will likely fluctuate. Consequently, an investor’s shares, when sold, may be worth more or less than their original cost. Additionally, American Capital’s current performance may be lower or higher than the performance data quoted above.

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